As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RCS CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3894716
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

RCS Capital Corporation 2014 Stock Purchase Program

(Full Title of the Plans)

Nicholas S. Schorsch
Executive Chairman of the Board of Directors
RCS Capital Corporation
405 Park Ave., 14th Floor
New York, NY 10022
(866) 904-2988
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Peter M. Fass, Esq. James P. Gerkis, Esq. Proskauer Rose LLP Eleven Times Square New York, NY 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	James A. Tanaka, Esq. General Counsel RCS Capital 405 Park Ave., 14th Floor New York, NY 10022 Tel: (866) 904-2988 Fax: (646) 861-7743

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	$20.605	$82,420,000	$10,616

(1)	This Registration Statement covers 4,000,000 shares of the common stock, par value $0.001 per share (the “Common Stock”) of RCS Capital Corporation (the “Registrant”) available for issuance under the RCS Capital Corporation 2014 Stock Purchase Program (the “Program”). Further, this Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Program to prevent dilution resulting from stock splits, stock dividends or similar transactions that results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Program. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Program.
(2)	Calculated solely for purposes of this offering in accordance with Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of Common Stock on August 5, 2014, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 15, 2014;
(c)	the Registrant’s Current Reports on Forms 8-K and 8-K/A filed with the Commission on January 7, 2014, January 16, 2014 (two reports on that date), January 17, 2014, January 23, 2014, February 4, 2014, February 7, 2014, February 12, 2014 (two reports on that date), March 10, 2014, March 14, 2014, March 18, 2014, March 21, 2014, March 26, 2014, April 1, 2014, April 7, 2014, April 28, 2014, April 29, 2014, April 30, 2014, May 1, 2014, May 2, 2014 (as amended May 9, 2014), May 6, 2014, May 13, 2014, May 20, 2014, May 22, 2014, May 28, 2014, June 3, 2014, June 11, 2014 (as amended July 1, 2014), June 12, 2014, June 13, 2014 (two reports on that date), June 19, 2014 (two reports on that date), June 20, 2014, June 24, 2014, July 1, 2014 (two reports on that date), July 3, 2014, July 11, 2014, July 21, 2014 and August 7, 2014; and
(d)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 13, 2013 to register the Registrant’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorney’s fees).

The Registrant’s bylaws provide that it will indemnify, to the fullest extent permitted by Delaware law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s bylaws also provide that it must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions. In addition, the Registrant has entered into separate indemnification agreements with its executive officers and directors which require the Registrant to indemnify them against liabilities to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitations on liability for the Registrant’s directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Registrant for liability arising under the Securities Act, the Registrant has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on July 3, 2014)
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on January 7, 2014)
5.1	Opinion of Proskauer Rose LLP (filed herewith)
23.1	Consent of WeiserMazars LLP (filed herewith)
23.2	Consent of BDO USA, LLP with respect to First Allied Holdings Inc. (filed herewith)
23.3	Consent of BDO USA, LLP with respect to Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries (filed herewith)
23.4	Consent of Moore Stephens Lovelace, P.A. with respect to Summit Financial Services Group, Inc. (filed herewith)
23.5	Consent of KPMG LLP with respect to Legend Group Holdings, LLC (filed herewith)
23.6	Consent of Deloitte & Touche LLP with respect to Cetera Financial Holdings, Inc. and Subsidiaries (filed herewith)
23.7	Consent of Deloitte & Touche LLP with respect to Tower Square Securities, Inc. (filed herewith)
23.8	Consent of Deloitte & Touche LLP with respect to Walnut Street Securities, Inc. (filed herewith)
23.9	Consent of Proskauer Rose LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	RCS Capital Corporation 2014 Stock Purchase Program (as amended August 11, 2014) (filed herewith)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of August, 2014.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane William M. Kahane Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of RCS Capital Corporation hereby constitutes and appoints Nicholas S. Schorsch and William M. Kahane, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of RCS Capital Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Executive Chairman of the Board of Directors	August 11, 2014
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2014
/s/ Brian D. Jones Brian D. Jones	Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Chief Accounting Officer)	August 11, 2014
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	August 11, 2014
/s/ Peter M. Budko Peter M. Budko	Chief Investment Officer and Director	August 11, 2014
/s/ Mark Auerbach Mark Auerbach	Director	August 11, 2014
/s/ C. Thomas McMillen C. Thomas McMillen	Director	August 11, 2014
/s/ Howell D. Wood Howell D. Wood	Director	August 11, 2014
/s/ Jeffrey J. Brown Jeffrey J. Brown	Director	August 11, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on July 3, 2014)
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on January 7, 2014)
5.1	Opinion of Proskauer Rose LLP (filed herewith)
23.1	Consent of WeiserMazars LLP (filed herewith)
23.2	Consent of BDO USA, LLP with respect to First Allied Holdings Inc. (filed herewith)
23.3	Consent of BDO USA, LLP with respect to Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries (filed herewith)
23.4	Consent of Moore Stephens Lovelace, P.A. with respect to Summit Financial Services Group, Inc. (filed herewith)
23.5	Consent of KPMG LLP with respect to Legend Group Holdings, LLC (filed herewith)
23.6	Consent of Deloitte & Touche LLP with respect to Cetera Financial Holdings, Inc. and Subsidiaries (filed herewith)
23.7	Consent of Deloitte & Touche LLP with respect to Tower Square Securities, Inc. (filed herewith)
23.8	Consent of Deloitte & Touche LLP with respect to Walnut Street Securities, Inc. (filed herewith)
23.9	Consent of Proskauer Rose LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	RCS Capital Corporation 2014 Stock Purchase Program (as amended August 11, 2014) (filed herewith)